Matthew Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Keith Trivitt (Media Contact):	(212) 715-3557;	keith.trivitt@axiscapital.com

AXIS CAPITAL REPORTS FIRST QUARTER NET INCOME OF $98 MILLION, OR $1.16 PER DILUTED COMMON SHARE; EX-PGAAP OPERATING INCOME OF $112 MILLION, OR $1.33 PER DILUTED COMMON SHARE

For the first quarter of 2019, the Company reports:

•	Annualized return on average common equity of 8.9% and annualized ex-PGAAP operating return on average common equity of 10.2%

•	Book value per diluted common share of $52.84, an increase of $2.91, or 5.8% compared to December 31, 2018.

•	Financial impact of $30 million attributable to Typhoons Jebi and Trami consistent with updated industry insured loss estimates

Pembroke, Bermuda, April 24, 2019 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today reported net income available to common shareholders for the first quarter of 2019 of $98 million, or $1.16 per diluted common share, compared to net income of $63 million, or $0.75 per diluted common share, for the first quarter of 2018.
Operating income1 for the first quarter of 2019 was $105 million, or $1.24 per diluted common share1, compared to operating income of $123 million, or $1.46 per diluted common share, for the first quarter of 2018.
EX-PGAAP operating income2 for the first quarter of 2019 was $112 million, or $1.33 per diluted common share2, compared to ex-PGAAP operating income of $138 million, or $1.65 per diluted common share, for the first quarter of 2018.
Commenting on the first quarter 2019 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"We are pleased to again deliver double digit operating ROE on an ex-PGAAP basis, and to report first quarter results that are more in-line with the solid performance we produced during most of 2018. Notwithstanding increasing loss estimates for the Japanese windstorms Jebi and Trami, our underlying underwriting results improved across nearly all of our lines. This progress reflects our disciplined actions in recent years to strengthen our market position and improve portfolio profitability and volatility, a commitment that continues into 2019, as we invest in new strategic capabilities and further pare back on volatile and less profitable business.
Meanwhile, we are achieving significant progress on our various operational initiatives. We are now in the final stages of the successful integration of Novae into our business, and we entered 2019 as a single syndicate. We achieved combined net savings from the integration and transformation activities of  $69 million on an annualized basis, against our target of $100 million. Additionally, we continue to increase our digital, technology and new product capabilities,

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

and improve our ability to leverage data to support our underwriting - all to better serve our clients and partners in distribution.
As improving market conditions create an encouraging tailwind to our efforts, we are optimistic about our outlook and remain confident that we are well on our way to advancing our relevance, increasing profitable growth, and positioning AXIS for success in a transformed insurance marketplace."

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are included later in this press release.
2Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and ex-PGAAP return on average common equity ("ex-PGAAP operating ROACE") are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings per diluted common share, and annualized return on average common equity, respectively and a discussion of the rationale for the presentation of these items are included later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

First Quarter Highlights3

•
Gross premiums written decreased by $80 million, or 3% ($28 million or 1% on a constant currency basis4), to $2,583 million with a decrease of $30 million or 3%, in the insurance segment and a decrease of $50 million, or 3% in the reinsurance segment.

•	Net premiums written decreased by $209 million, or 11% ($160 million or 8% on a constant currency basis), to $1,777 million.

KEY RATIOS	Q1 2019	Q1 2018	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	58.9%	58.3%	0.6	pts
Catastrophe and weather-related losses ratio	0.9%	3.0%	(2.1	pts)
Current accident year loss ratio	59.8%	61.3%	(1.5	pts)
Prior year reserve development ratio	(1.3%)	(4.6%)	3.3	pts
Net loss and loss expense ratio	58.5%	56.7%	1.8	pts
Acquisition cost ratio	23.0%	19.6%	3.4	pts
General and administrative expense ratio	15.4%	14.5%	0.9	pts
Combined ratio	96.9%	90.8%	6.1	pts

•
Net favorable prior year reserve development of $15 million (Insurance $7 million; Reinsurance $8 million), compared to $54 million (Insurance $23 million; Reinsurance $32 million). The first quarter of 2019 included an increase of $30 million in the loss estimate attributable to Typhoons Jebi and Trami consistent with updated industry insured loss estimates.

•
Underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $6 million and $41 million of acquisition expense related to premiums earned in the first quarter of 2019 and 2018, respectively, benefited our acquisition cost ratio by 0.5 points and 3.5 points, respectively.

•
Amortization of value of business acquired ("VOBA") of $13 million and $57 million, recognized in the first quarter of 2019 and 2018, respectively. This expense impacted the Company’s operating income, but was not included in the results of the Company's insurance and reinsurance segments.

•	Pre-tax net cost savings of $17 million, $69 million on an annualized basis, related to the Company's transformation initiative and the integration of Novae were recognized in the quarter.

•	Adjusted for dividends, book value per diluted common share increased by $3.31, or 7%, to $52.84 compared to December 31, 2018.

3 All comparisons are with the same period of the prior year, unless otherwise stated.
4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three Months Ended March 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$851,096	$880,848	(3.4)%
Net premiums written	529,239	547,893	(3.4)%
Net premiums earned	556,762	580,059	(4.0)%
Underwriting income	20,919	69,442	(69.9)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	56.2%	54.5%	1.7	pts
Catastrophe and weather-related losses ratio	1.4%	4.9%	(3.5	pts)
Current accident year loss ratio	57.6%	59.4%	(1.8	pts)
Prior year reserve development ratio	(1.2%)	(4.0%)	2.8	pts
Net loss and loss expense ratio	56.4%	55.4%	1.0	pts
Acquisition cost ratio	21.2%	15.1%	6.1	pts
Underwriting-related general and administrative expense ratio	19.0%	17.6%	1.4	pts
Combined ratio	96.6%	88.1%	8.5	pts

•
Gross premiums written decreased by $30 million, or 3%, ($19 million or 2% on a constant currency basis), attributable to property lines due to non-renewals and timing differences, partially offset by an increase in liability and professional lines driven by new business, and marine lines due to timing differences, together with favorable rate changes across the portfolio.

•
Net premiums written decreased by $19 million, or 3% ($10 million or 2% on a constant currency basis) reflecting the decrease in gross premiums written in the quarter and an increase in premiums ceded in liability lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses increased by 1.7 points in the first quarter compared to the same period in 2018 primarily due to an increase in mid-size loss experience in aviation and marine lines, together with changes in business mix, partially offset by impact of rate and trend.

•	Pre-tax catastrophe and weather-related losses were $8 million primarily attributable to weather events this quarter, compared to $28 million in 2018.

•	Net favorable prior year reserve development was $7 million this quarter, compared to $23 million in 2018.

•
Underwriting income in the first quarter of 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $6 million and $38 million of acquisition expense related to premiums earned in the first quarter of 2019 and 2018, respectively, benefited the acquisition cost ratio by 1.1 points and 6.6 points, respectively. Adjusting the acquisition cost ratio for these amounts, the acquisition cost ratio increased 0.6 points in the quarter compared to the same period in 2018 due to changes in business mix.

•	The general and administrative expense ratio increased by 1.4 points in the quarter, largely attributable to a decrease in net premiums earned, partially offset by a decrease in personnel costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three Months Ended March 31,
($ in thousands)	2019	2018	Change
Gross premiums written	$1,732,130	$1,781,947	(2.8)%
Net premiums written	1,247,820	1,437,978	(13.2)%
Net premiums earned	577,450	587,343	(1.7)%
Underwriting income	56,903	74,295	(23.4)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	61.5%	62.1%	(0.6	pts)
Catastrophe and weather-related losses ratio	0.5%	1.1%	(0.6	pts)
Current accident year loss ratio	62.0%	63.2%	(1.2	pts)
Prior year reserve development ratio	(1.3%)	(5.3%)	4.0	pts
Net loss and loss expense ratio	60.7%	57.9%	2.8	pts
Acquisition cost ratio	24.7%	24.2%	0.5	pts
Underwriting-related general and administrative expense ratio	5.6%	6.3%	(0.7	pts)
Combined ratio	91.0%	88.4%	2.6	pts

•
Gross premiums written decreased by $50 million, or 3% ($9 million or 1% on a constant currency basis) attributable to motor, credit and surety, and property lines due to non-renewals, partially offset by increases in catastrophe, accident and health, and liability lines driven by new business.

•
Net premiums written decreased by $190 million, or 13% ($150 million or 10% on a constant currency basis) reflecting the decrease in gross premiums written in the quarter, together with an increase in premiums ceded in catastrophe, accident and health, credit and surety, and liability lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 0.6 points in the first quarter compared to the same period in 2018, primarily due to a decrease in attritional loss experience in credit and surety, partially offset by a mid-size loss in aviation lines.

•	Pre-tax catastrophe and weather-related losses were $3 million primarily attributable to weather events this quarter, compared to $7 million in 2018.

•
Net favorable prior year reserve development was $8 million this quarter compared to $32 million in the first quarter of 2018. The first quarter of 2019 included an increase of $30 million in the loss estimate attributable to Typhoons Jebi and Trami consistent with updated industry insured loss estimates.

•
The general administrative expense ratio decreased by 0.7 points in the quarter, largely attributable to benefits related to arrangements with strategic capital partners, together with a decrease in personnel costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $107 million for the quarter represents an increase of $6 million from the first quarter of 2018. Net realized and unrealized investment gains recognized in net income for the quarter were $13 million, compared to net realized and unrealized investment losses of $15 million in the first quarter of 2018.

Pre-tax total return on cash and investments5 was 2.3% including foreign exchange movements (2.2% excluding foreign exchange movements6), primarily due to net unrealized investment gains following an increase in market value of our fixed income portfolio and net investment income generated in the quarter. The prior year period pre-tax total return was (0.1%) including foreign exchange movements ((0.4)% excluding foreign exchange movements). Our fixed income portfolio book yield at March 31, 2019 was 3.1% compared to 2.7% March 31, 2018. The market yield was also 3.1% at March 31, 2019.

Capitalization / Shareholders’ Equity

Total capital7 at March 31, 2019 was $6.6 billion, including $1.3 billion of senior notes and $775 million of preferred equity, compared to $6.4 billion at December 31, 2018. The increase in total capital is attributable to net income generated in the three months ended March 31, 2019, and net unrealized investment gains reported in other comprehensive income following an increase in the market value of our fixed income portfolio, partially offset by common share dividends declared.

On April 1, 2019, the Company repaid the $250 million aggregate principal amount of 2.65% senior unsecured notes.

Book value per diluted common share, calculated on a treasury stock basis, increased by $2.91 in the current quarter, and by $0.27 over the past twelve months, to $52.84. The increase in the quarter and over the past twelve months was driven by net income generated and net unrealized investment gains reported in other comprehensive income partially offset by common share dividends declared.

During the first quarter of 2019, the Company declared dividends of $0.40 per common share, with total dividends declared of $1.58 per common share over the past twelve months. Adjusted for dividends declared, the book value per diluted common share increased by $3.31, or 7%, for the quarter and increased by $1.85 or 4%, over the past twelve months.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $11m and $40m for the three months ended March 31, 2019 and 2018, respectively.
7 Total capital represents the sum of total shareholders' equity and senior notes and notes payable.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, April 25, 2019 at 9:30 a.m. (Eastern) to discuss the first quarter financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 5782028. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10130161. The webcast will be archived in the Investor Information section of our website.

In addition, a financial supplement relating to our financial results for the quarter ended March 31, 2019 is available in the Investor Information section of the Company's website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at March 31, 2019 of $5.3 billion and locations in Bermuda, the United States, Europe, Singapore, Middle East, Canada, and Latin America. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts.  In addition, e-mail alerts and other information about AXIS Capital may be received when enrolled in our "E-mail Alerts" program, which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2019 (UNAUDITED) AND DECEMBER 31, 2018

	2019	2018

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,874,518	$11,435,347
Equity securities, at fair value	418,863	381,633
Mortgage loans, held for investment, at amortized cost and fair value	313,421	298,650
Other investments, at fair value	795,331	787,787
Equity method investments	110,322	108,103
Short-term investments, at amortized cost and fair value	41,853	144,040
Total investments	13,554,308	13,155,560
Cash and cash equivalents	1,151,182	1,232,814
Restricted cash and cash equivalents	455,076	597,206
Accrued interest receivable	78,594	80,335
Insurance and reinsurance premium balances receivable	3,667,923	3,007,296
Reinsurance recoverable on unpaid losses	3,555,341	3,501,669
Reinsurance recoverable on paid losses	321,798	280,233
Deferred acquisition costs	703,028	566,622
Prepaid reinsurance premiums	1,271,303	1,013,573
Receivable for investments sold	10,888	32,627
Goodwill	102,003	102,003
Intangible assets	238,763	241,568
Value of business acquired	22,610	35,714
Operating lease right-of-use assets	143,887	—
Other assets	280,878	285,346
Total assets	$25,557,582	$24,132,566

Liabilities
Reserve for losses and loss expenses	$12,275,771	$12,280,769
Unearned premiums	4,535,163	3,635,758
Insurance and reinsurance balances payable	1,440,942	1,338,991
Senior notes	1,342,345	1,341,961
Payable for investments purchased	159,544	111,838
Operating lease liabilities	144,298	—
Other liabilities	359,363	393,178
Total liabilities	20,257,426	19,102,495

Shareholders' equity
Preferred shares	775,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,296,639	2,308,583
Accumulated other comprehensive income (loss)	29,096	(177,110)
Retained earnings	5,976,603	5,912,812
Treasury shares, at cost	(3,779,388)	(3,791,420)
Total shareholders' equity	5,300,156	5,030,071

Total liabilities and shareholders' equity	$25,557,582	$24,132,566

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three months ended
	2019	2018

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,134,212	$1,167,402
Net investment income	107,303	100,999
Net investment gains (losses)	12,767	(14,830)
Other insurance related income	6,929	6,606
Total revenues	1,261,211	1,260,177

Expenses
Net losses and loss expenses	664,028	661,345
Acquisition costs	260,418	229,260
General and administrative expenses	175,091	169,837
Foreign exchange losses	7,056	37,860
Interest expense and financing costs	15,895	16,763
Transaction and reorganization expenses	14,820	13,054
Amortization of value of business acquired	13,104	57,110
Amortization of intangible assets	3,003	2,782
Total expenses	1,153,415	1,188,011

Income before income taxes and interest in income of equity method investments	107,796	72,166
Income tax (expense) benefit	(1,234)	1,036
Interest in income of equity method investments	2,219	—
Net income	108,781	73,202
Preferred share dividends	10,656	10,656
Net income available to common shareholders	$98,125	$62,546

Per share data
Earnings per common share:
Earnings per common share	$1.17	$0.75
Earnings per diluted common share	$1.16	$0.75
Weighted average common shares outstanding	83,725	83,322
Weighted average diluted common shares outstanding	84,272	83,721
Cash dividends declared per common share	$0.40	$0.39

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019			2018
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$851,096	$1,732,130	$2,583,226	$880,848	$1,781,947	$2,662,795
Net premiums written	529,239	1,247,820	1,777,059	547,893	1,437,978	1,985,871
Net premiums earned	556,762	577,450	1,134,212	580,059	587,343	1,167,402
Other insurance related income	1,742	5,187	6,929	620	5,986	6,606
Net losses and loss expenses	(313,776)	(350,252)	(664,028)	(321,538)	(339,807)	(661,345)
Acquisition costs	(117,775)	(142,643)	(260,418)	(87,329)	(141,931)	(229,260)
Underwriting-related general and
administrative expenses(8)	(106,034)	(32,839)	(138,873)	(102,370)	(37,296)	(139,666)
Underwriting income (9)	$20,919	$56,903	77,822	$69,442	$74,295	143,737

Net investment income			107,303			100,999
Net investment gains (losses)			12,767			(14,830)
Corporate expenses(8)			(36,218)			(30,171)
Foreign exchange losses			(7,056)			(37,860)
Interest expense and financing costs			(15,895)			(16,763)
Transaction and reorganization expenses			(14,820)			(13,054)
Amortization of value of business acquired			(13,104)			(57,110)
Amortization of intangible assets			(3,003)			(2,782)
Income before income taxes and interest in income of equity method investments			$107,796			$72,166

Net loss and loss expense ratio	56.4%	60.7%	58.5%	55.4%	57.9%	56.7%
Acquisition cost ratio	21.2%	24.7%	23.0%	15.1%	24.2%	19.6%
General and administrative
expense ratio	19.0%	5.6%	15.4%	17.6%	6.3%	14.5%
Combined ratio	96.6%	91.0%	96.9%	88.1%	88.4%	90.8%

8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $36 million and $30 million for the three months ended March 31, 2019 and 2018, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three months ended
	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$98,125	$62,546
Net investment (gains) losses(10)	(12,767)	14,830
Foreign exchange losses(11)	7,056	37,860
Transaction and reorganization expenses(12)	14,820	13,054
Interest in (income) of equity method investments (13)	(2,219)	—
Income tax expense (benefit)	(405)	(5,653)
Operating income	$104,610	$122,637

Earnings per diluted common share	$1.16	$0.75
Net investment (gains)losses	(0.15)	0.18
Foreign exchange losses	0.08	0.45
Transaction and reorganization expenses	0.18	0.16
Interest in (income) of equity method investments	(0.03)	—
Income tax expense (benefit)	—	(0.08)
Operating income per diluted common share	$1.24	$1.46

Weighted average diluted common shares outstanding	84,272	83,721

Average common shareholders' equity	4,390,114	4,527,830

Annualized return on average common equity	8.9%	5.5%

Annualized operating return on average common equity(14)	9.5%	10.8%

10Tax cost (benefit) of $2,835 and $1,143 for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
11Tax cost (benefit) of ($582) and ($4,325) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
12Tax cost (benefit) of $(2,658) and $(2,471) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
13Tax cost (benefit) of $nil for the three months ended March 31, 2019. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14Annualized operating return on average common equity is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized return on average common equity, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is included later in this release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three months ended
	2019	2018

	(in thousands, except per share amounts)

Net income available to common shareholders	$98,125	$62,546
Net investment (gains) losses(10)	(12,767)	14,830
Foreign exchange losses(11)	7,056	37,860
Transaction and reorganization expenses(12)	14,820	13,054
Interest in (income) of equity method investments (13)	(2,219)	—
Income tax expense (benefit)	(405)	(5,653)
Operating income	$104,610	$122,637
Amortization of VOBA and intangible assets(15)	16,002	59,892
Amortization of acquisition costs(16)	(6,267)	(40,450)
Income tax expense (benefit)	(1,849)	(3,693)
Ex-PGAAP operating income(2)	$112,496	$138,386

Earnings per diluted common share	$1.16	$0.75
Net investment (gains) losses	(0.15)	0.18
Foreign exchange losses	0.08	0.45
Transaction and reorganization expenses	0.18	0.16
Interest in (income) of equity method investments	(0.03)	—
Income tax expense (benefit)	—	(0.08)
Operating income per diluted common share	$1.24	$1.46
Amortization of VOBA and intangible assets(15)	0.19	0.72
Amortization of acquisition costs(16)	(0.07)	(0.48)
Income tax expense (benefit)	(0.02)	(0.05)
Ex-PGAAP operating income per diluted common share(2)	$1.33	$1.65

Weighted average diluted common shares outstanding	84,272	83,721

Average common shareholders' equity	4,390,114	4,527,830

Annualized return on average common equity	8.9%	5.5%

Annualized operating return on average common equity(14)	9.5%	10.8%

Annualized ex-PGAAP operating return on average common equity(2)	10.2%	12.2%

15Tax cost (benefit) of $(3,040) and $(11,379) for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
16Tax cost (benefit) of $1,191 and $7,686 for the three months ended March 31, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters on our results of operations. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions,

•	the failure to realize the expected benefits or synergies relating to the Company's transformation initiative

•	changes in tax laws, and

•
the other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis, pre-tax total return on cash and investments excluding foreign exchange movements, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

investments, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income (loss) and foreign exchange losses (gains) realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange losses (gains) in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movement
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized investment gains (losses) generated by average cash and investment balances. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section in this release.

We believe this presentation enables investors and other users of our financial information to analyze the performance of our investments.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is also presented in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' of this press release.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Acquisition of Novae
On October 2, 2017, AXIS Capital acquired Novae. The Company identified VOBA which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed of Novae based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the three months ended March 31, 2019 and 2018 included the recognition of premium attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com